Exhibit 99.1

SPI and SPI Energy Announce Approval of Merger to Reorganize SPI

as a Cayman Islands Company

Shanghai, China—November 30, 2015—Solar Power, Inc. (“SPI” or the “Company”) (OTCBB: SOPW), a global provider of photovoltaic (PV) solutions for business, residential, government and utility customers and investors, and SPI Energy Co., Ltd., a company incorporated under the laws of the Cayman Islands (“SPI Energy”), today announced that the proposed merger to reorganize the Company as a Cayman Islands company has been approved by the stockholders of SPI.

SPI expects the merger to become effective on December 31, 2015, subject to the satisfaction or waiver of the closing conditions in the Second Amended and Restated Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated October 30, 2015, by and among SPI, SPI Energy and SPI Merger Sub, Inc.

As a result of the merger, SPI Energy, currently a wholly-owned subsidiary of SPI, will become the parent company of the SPI group of companies. It is anticipated that the SPI Energy ADSs will be quoted on the OTC Markets on January 4, 2016 and that it will qualify as a “foreign private issuer” under the rules and regulations of the Securities and Exchange Commission.

Pursuant to the Merger Agreement, each ten issued and outstanding shares of the Company’s common stock acquired prior to 3:00 P.M. EST, November 5, 2015 will be converted into the right to receive one American depositary share, representing ten SPI Energy ordinary shares (“ADS”); and issued and outstanding shares of the common stock of the Company acquired after 3:00 P.M. EST, November 5, 2015 will receive SPI Energy ordinary shares.

SPI and SPI Energy are in the process of applying for listing of the ADSs with the Nasdaq Capital Market and expect to complete that process in early 2016.

About Solar Power, Inc. (OTCBB: SOPW)

Solar Power, Inc. (“SPI” or the “Company”) is a global provider of photovoltaic (PV) solutions for business, residential, government and utility customers and investors. SPI focuses on the downstream PV market including the development, financing, installation, operation and sale of utility-scale and residential solar power projects in China, Japan, Europe and North America. The Company operates an innovative online energy e-commerce and investment platform, www.solarbao.com, which enables individual and institutional investors to purchase innovative PV-based investment and other products; as well as www.solartao.com, a B2B e-commerce platform offering a range of PV products for both upstream and downstream suppliers and customers. The Company has its operating headquarters in Shanghai and maintains global operations in Asia, Europe, North America and Australia.

For additional information visit: www.spisolar.com, www.solarbao.com or www.solartao.com.

About SPI Energy Co., Ltd.

SPI Energy Co., Ltd. is a newly formed exempted company incorporated under the laws of the Cayman Islands. An “exempted” company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Cayman Islands Companies Law.

Safe Harbor Statement

This release contains certain “forward-looking statements”, including statements regarding the completion of the Merger, the conversion of shares of SPI’s common stock into the right to receive American depositary shares representing SPI Energy ordinary shares, the change in the Company’s place of incorporation, the rules and regulations SPI Energy will be subject to following the Merger, SPI Energy’s qualification as a foreign private issuer and listing of the ADSs on Nasdaq. These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These uncertainties include, but are not limited to, the ability of the parties to consummate the Merger, the satisfaction of closing conditions to consummate the Merger, the ability of SPI Energy to qualify and maintain its status as a foreign private issuer and listing of the ADSs on Nasdaq. All forward-looking statements included in this release are based upon information available to the Company as of the date of this release, which may change, and the Company undertakes no obligation to update or revise any forward-looking statements, except as may be required under applicable securities law.

Contact:

Amy Liu, Solar Power, Inc. (800) 548-8767

2